UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, Maui Land & Pineapple Company, Inc. (the “Company”) entered into a Loan Agreement with First Hawaiian Bank (the “Bank”) providing the Company with a $3.5 million revolving line of credit for general working capital and corporate purposes.

The Loan Agreement matures on June 5, 2015. Borrowings under the revolving line of credit bear interest at the Bank’s Prime Rate and the credit facility is secured by an approximately 1.1 acre property and building in the Kapalua Resort commonly known as the Honolua Store.

In connection with entering into the Loan Agreement, the Company made a $1.9 million paydown to release the Honolua Store from the collateral held under its Wells Fargo Bank credit facility.

The foregoing does not purport to be a complete description of the terms of the Loan Agreement and such description is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Loan Agreement entered into as of June 6, 2014, by and among Maui Land & Pineapple Company, Inc. and First Hawaiian Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: June 11, 2014	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement entered into as of June 6, 2014, by and among Maui Land & Pineapple Company, Inc. and First Hawaiian Bank.

3